As filed with the Securities and Exchange Commission on April 26, 2000
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                               OMNICOM GROUP INC.
             (Exact name of registrant as specified in its charter)

              New York                                  13-1514814
   (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)

                               437 Madison Avenue
                            New York, New York 10022
                                 (212) 415-3600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             -----------------------

                              BARRY J. WAGNER, ESQ.
                                    Secretary
                               Omnicom Group Inc.
                               437 Madison Avenue
                            New York, New York l0022
                                 (212) 415-3600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ----------------------

            Please send copies of all communications and notices to:

                            MICHAEL D. DITZIAN, ESQ.
                               Davis & Gilbert LLP
                                  1740 Broadway
                            New York, New York 10019
                                 (212) 468-4800

                              ----------------------

          Approximate date of commencement of proposed sale to public:
   From time to time after the effective date of the Registration Statement.

                              ----------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering: [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                              Proposed              Proposed
       Title of securities               Amount to be     maximum offering      maximum aggregate      Amount of
        to be registered                registered (1)   price per share (2)   offering price (2)   registration fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.50 par value             110,000 shs.       $89.53125            $9,848,437.50          $2,600
=====================================================================================================================

(1) Plus such additional indeterminate number of shares as may become issuable upon exchange of the exchangeable shares of TAI Acquisition Inc. as a result of the antidilution provisions contained in the charter documents of TAI Acquisition Inc. with respect to such exchangeable shares.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices of the Common Stock of Omnicom on April 26, 2000, as reported by the New York Stock Exchange.

                             ----------------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time when the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED April 26, 2000

PROSPECTUS

                               OMNICOM GROUP INC.

                                  Common Stock

                                 110,000 Shares

                               ------------------


     This is an offering of 110,000 shares of common stock at $0.50 per share of Omnicom Group Inc. The registered shares will be offered for the account of the selling shareholders. We will issue each share offered here upon the exchange of an exchangeable share of TAI Acquisition Inc. TAI Acquisition Inc. issued exchangeable shares to the selling shareholders, all of whom are residents of Canada, as partial consideration for the shares of Tudhope Associates Inc. Under this Canadian transaction, the shares to be acquired upon the exchange of
exchangeable   shares   will  be  issued  from  time  to  time  to  the  selling
shareholders.

     We are registering shares to permit public secondary trading by the shareholders from time to time after the date of this Prospectus. We have agreed to bear all expenses (other than underwriting discounts and commissions and fees and expenses of counsel and other advisors to the shareholders) in connection with the registration and sale of the shares covered by this prospectus. However, we have not agreed to provide, or incur any expenses in connection with accountants' "cold comfort" letters, opinions of counsel, or to enter into underwriting agreements, as would be customary in an underwritten offering.

     We will not receive any of the sale proceeds from the sales of shares by the selling shareholders. Our shares may be offered in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. The selling shareholders may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended. If any broker-dealers purchase any shares as principals, any profits received by them on the resale of such shares may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the selling shareholders may be deemed to be underwriting commissions.

     Our shares currently trade on the New York Stock Exchange under the symbol OMC. On April 26, 2000, the last reported sale price for such shares, as reported by the New York Stock Exchange, was $89.94 per share.

                               -----------------

    Neither the Securities and Exchange Commission nor any State Securities
      Commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                        Prospectus dated April 26, 2000.

                                TABLE OF CONTENTS

AVAILABLE INFORMATION ......................................................   3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ............................   3

THE COMPANY ................................................................   4

USE OF PROCEEDS ............................................................   4

DESCRIPTION OF CAPITAL STOCK ...............................................   4

DESCRIPTION OF EXCHANGEABLE SHARES .........................................   5

SELLING SHAREHOLDERS .......................................................   7

PLAN OF DISTRIBUTION .......................................................   7

EXPERTS ....................................................................   8

LEGAL MATTERS ..............................................................   8

No person is authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus, in connection with the offering contemplated hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the company or the selling shareholder. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.

                              AVAILABLE INFORMATION

     We have filed a Registration Statement which includes this prospectus. While this prospectus covers this offering with the Securities and Exchange Commission, it does not contain all of the information contained in the Registration Statement. You can request a copy of the Registration Statement and the exhibits from us to get a more complete description of our company and this offering. We have provided our address and telephone number in the section captioned "Incorporation of Certain Documents by Reference" if you wish to obtain free copies of the Registration Statement and exhibits.

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference room in Washington, D.C., New York, New York and Chicago, Illinois. The specific addresses of these locations are Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, respectively. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Securities and Exchange Commission filings are also available to the public on the Securities and Exchange Commission Internet site at http\\www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information.

     We incorporate by reference the following documents filed by us with the Securities and Exchange Commission:

     o Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     o Our unaudited Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

     o Our unaudited Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

     o Our unaudited Quarterly Report on Form 10-Q for the quarter ended September 30, 1999;

     o Our definitive Proxy Statement dated April 10, 2000 for the annual meeting of shareholders to be held on May 16, 2000;

     o All other reports and other documents filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1998;

     o Our description of shares contained in the Registration Statement filed under Section 12 of the Exchange Act and any amendment or reports filed for the purposes of updating that description;

     o All documents and reports subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities which may be offered hereby have been sold or which deregisters all securities then remaining unsold.

     At your request, we will provide you, without charge, with a copy of any information incorporated by reference in this prospectus. If you want more information, write or call us at:

                           Barry J. Wagner, Secretary
                           Omnicom Group Inc.
                           437 Madison Avenue
                           New York, New York 10022;
                           Telephone Number (212) 415-3600.

                                   THE COMPANY

     Through our wholly and partially-owned companies, we operate advertising agencies which plan, create, produce and place advertising in various media such as television, radio, newspaper, magazines and the internet. We also offer our clients additional services such as public relations, specialty advertising, direct response and promotional marketing, strategic media planning and buying, and internet and digital media development. We offer these services to clients worldwide on a local, national, pan-regional and global basis. Operations cover the major regions of North America, the United Kingdom, Continental Europe, Latin America, the Far East, Australia, the Middle East and Africa. In both 1998 and 1999, approximately 50% of our commissions and fees came from our non-U.S. operations.

     The unaudited industry-wide figures published in 1999 by the trade journal Advertising Age ranked us as the largest advertising agency group worldwide according to the unaudited industry wide figures.

     We provide services to clients through numerous independent agency brands. These brands include, among others, BBDO Worldwide, DDB Worldwide, TBWA Worldwide, Abbott Mead Vickers, Adelphi Group, Alcone Marketing Group, Bernard Hodes Advertising, Brodeur Worldwide, Case Dunlap, Clark & Weinstock, Claydon Heeley, CPM International, Diversified Healthcare Communications Group, Doremus & Company, Fleishman-Hillard, Gavin Anderson & Company, GMR Marketing, Goodby, Silverstein & Partners, GPC International, Griffin Bacal, GSD&M, Health & Medical Communications Group, Integer Group, Interbrand, InterOne Marketing Group, Ketchum, Ketchum Directory Advertising, M/A/R/C Inc., Martin-Williams, Merkley Newman Harty, Moss Dragoti, Optimum Media Direction, PhD, Porter Novelli International, Porter Novelli Convergence Group, Rapp Collins Worldwide, Steve Cram & Associates, TARGIS Healthcare Communications Worldwide, The Designory, TicToc, TLP, Inc., and Zimmerman & Partners Advertising. In addition, through our wholly-owned subsidiary Communicade, we have minority equity investments in several interactive marketing agencies, including, but not limited to, AGENCY.COM, Ltd.

     Our principal executive offices are located at Omnicom Group Inc., 437 Madison Avenue, New York, New York 10022. Our telephone number is (212) 415-3600.

                                 USE OF PROCEEDS

     We will not receive any of the sale proceeds from sales of our stock by the selling shareholders.

                          DESCRIPTION OF CAPITAL STOCK

     We are authorized to issue 300,000,000 shares of common stock at $0.50 per share, of which 177,746,323 shares were outstanding on March 31, 2000, and 7,500,000 shares of preferred stock at $1.00 per share, of which none is outstanding. This aggregate number reflects the two-for-one stock split in the form of a one hundred percent stock dividend on our outstanding shares payable to shareholders of record on December 16, 1997.

     Each share entitles the shareholder to one vote on all matters. All shares have equal rights and are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor and to share ratably upon liquidation in the assets available for distribution to stockholders. We are not aware of any restrictions on its present or future ability to pay dividends. However, in connection with certain borrowing facilities, we are subject to certain restrictions on the ratio of net cash flow to consolidated indebtedness, the ratio of total consolidated indebtedness to total consolidated capitalization and on our ability to make investments in and loans to affiliates and unconsolidated subsidiaries. The shares are not subject to call or assessment, have no preemptive conversion or cumulative voting rights and are not subject to redemption. Our shareholders elect a classified board of directors and can remove a director only by an affirmative two-thirds vote of all outstanding shares. Our shareholders also need a two-thirds vote to amend by-laws or certain provisions of our charter documents, and to change the number of directors comprising the full board.

     We may issue preferred stock in series having whatever rights and preferences the Board of Directors may determine. One or more series of preferred stock may be made convertible into common stock at rates determined by the Board of Directors, and preferred stock may be given priority over common stock in payment of dividends, rights on liquidation, voting and other rights. The Board of Directors may authorize an issuance of preferred stock from time to time without action of the shareholders. Currently, we have no plans to issue any preferred stock.

     We currently have outstanding (i) $218,419,000 of 41/4% Convertible Subordinated Debentures with a scheduled maturity in 2007, which are convertible into Common Stock at a conversion price of $31.50, subject to adjustment in certain events and (ii) $229,997,000 of 21/4% Convertible Subordinated Debentures with a scheduled maturity in 2013, which are convertible into Common Stock at a conversion price of $49.83, subject to adjustment in certain events.

     ChaseMellon Shareholder Services, L.L.C., 450 West 33rd Street, New York, New York 10001 is the transfer agent and the registrar of the common stock.

     We mail annual reports containing audited financial statements to our stockholders.

                       DESCRIPTION OF EXCHANGEABLE SHARES

     We entered into the Combination Agreement dated as of March 31, 2000 with TAI Acquisition Corp. and the shareholders of Tudhope Associates Inc., whereby TAI Acquisition Inc. acquired all of the issued and outstanding shares of capital stock of Tudhope Associates Inc.

     The authorized capital of TAI Acquisition Inc. includes an unlimited number of Class A Special Shares, or "exchangeable shares," which served as partial consideration for the purchase of the issued and outstanding shares of Tudhope Associates Inc.

     The exchangeable shares will be adjusted or modified in the event of a stock split or other changes to the capital structure of our company to maintain the initial relationship between the exchangeable shares and our shares.

Retraction of Exchangeable Shares by Holder

     At any time prior to January 1, 2010, holders of exchangeable shares have the right at any time (subject to our call right discussed below) to "retract" (i.e., require) TAI Acquisition Inc. to redeem any or all of their exchangeable shares. In return, they would receive an equivalent number of our shares plus an additional amount to cover any declared and unpaid dividends on the exchangeable shares.

     To exercise the right of retraction, holders of exchangeable shares must present to TAI Acquisition Inc. the certificate or certificates representing the exchangeable shares that they want TAI Acquisition Inc. to purchase. They must also submit any other documents reasonably required to effect the retraction, including, but not necessarily limited to, a written request providing the number of exchangeable shares, desired date for the retraction and an acknowledgement of our overriding right to buy all of the retracted shares directly from the holder.

     TAI Acquisition Inc. must immediately notify us when it has received a request for retraction. We then have until the date specified in the retraction request to exercise our "call right" to purchase all but not less than all of the exchangeable shares directly from the holder. If we choose not to exercise our call right, then TAI Acquisition Inc. must deliver the number of our shares equal to the number of exchangeable shares submitted by the holder for retraction.

Redemption of Exchangeable Shares by TAI Acquisition Corp.

     Subject to applicable law and the exercise of our call right (discussed below), at any time on or after January 1, 2010, TAI Acquisition Inc. has the right to redeem all but not less than all of the then outstanding exchangeable shares in exchange for an equal number of our shares, plus an additional amount to cover any declared and unpaid dividends on such exchangeable shares.

     If TAI Acquisition Inc. decides to exercise its right to redeem the exchangeable shares, it shall give written notice to us and to each holder of exchangeable shares of its intentions at least 90 days before the proposed redemption date.

     Notwithstanding any proposed redemption of the exchangeable shares by TAI Acquisition Inc., we have the overriding "call right" unilaterally to purchase all but not less than all of the outstanding exchangeable shares. For each exchangeable share, we will give one share of our common stock, plus an additional amount to cover any declared and unpaid dividends on such exchangeable shares, less any tax required to be deducted and withheld by us.

Voting, Dividend and Liquidation Rights of Holders of Exchangeable Shares

     Holders of the exchangeable shares will not be entitled to receive notice of, to attend or to vote at, any shareholder meetings of TAI Acquisition Inc. other than with respect to (i) the addition to, the change of, or the removal of, any rights, privileges, restrictions and conditions attaching to the exchangeable shares and (ii) applicable law.

     Holders of the exchangeable shares have the right to receive dividends of cash or other property from TAI Acquisition Inc. equivalent to any dividends distributed by us to our shareholders. If TAI Acquisition Inc. determines in good faith that any dividend payment may incur a tax liability to it, it may defer payment of such dividend for up to 24 months provided, that it will pay to the holders of the exchangeable shares interest on the principal amount of such outstanding dividend to the date of actual payment of such dividend.

     Upon the liquidation, dissolution or winding-up of TAI Acquisition Inc., holders of the exchangeable shares have preferential rights to receive, prior to any distribution of TAI Acquisition Inc.'s assets, one share of our company's common stock for each exchangeable share they hold, plus an additional amount equivalent to the full amount of any declared and unpaid dividends on each such exchangeable share.

     We have the overriding right, notwithstanding any proposed liquidation, dissolution or winding up of TAI Acquisition Inc., to purchase all but not less than all of the outstanding exchangeable shares in exchange for one share of our common stock for each such exchangeable share, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on such exchangeable share, less any tax to be deducted or withheld therefrom by us, from the holders of the exchangeable shares, at the effective time of any such liquidation, dissolution or winding up.

Registration Rights of the Holders of Exchangeable Shares

     Pursuant to the Registration Rights Agreement dated as of March 31, 2000, the Company filed the shelf Registration Statement, of which this prospectus forms a part, with the Securities and Exchange Commission. The shelf Registration Statement discusses resales by holders of the shares. We have agreed to use reasonable efforts to keep the Registration Statement effective until the earlier of (i) the sale pursuant to the Registration Statement of all of our shares registered thereunder, (ii) the expiration of the holding period applicable to such shares under Rule 144(k) under the Securities Act of 1933, as amended, or any successor provision and (iii) the sale pursuant to Rule 144 under the Securities Act of all of our shares. The Registration Rights Agreement provides that the Company may suspend the use of this prospectus one time in any three-month period, or two times in any 12-month period, each such suspension period not to exceed 15 days without extension and in no event to exceed 30 days, under certain circumstances relating to pending corporate developments, certain public filings with the Securities and Exchange Commission and similar events. The Registration Rights Agreement provides for selling shareholders to
(i) be named as a selling  shareholder  in a supplement to this  prospectus  and
(ii) deliver this prospectus together with the relevant prospectus supplement to purchasers. Furthermore, the Registration Rights Agreement binds the selling shareholders to all provisions therein that apply to them (including indemnification provisions). We have agreed to pay all expenses of the Registration Statement, to provide to each selling shareholder with copies of this prospectus and the relevant prospectus Supplement, notify each selling shareholder when the Registration Statement has become effective and take certain other actions required to permit unrestricted resales of our shares.

                              SELLING SHAREHOLDERS

     We are registering our shares pursuant to the Registration Rights Agreement. This agreement provides that we will file a Registration Statement within 30 days following the date thereof. Before being used in connection with an offering of shares, this prospectus will be supplemented to set forth the name and number of shares beneficially owned by the selling shareholder intending to sell such shares and the number of shares to be offered. The prospectus supplement will also disclose whether any selling shareholder selling in connection with such prospectus supplement has held any position or office with, been employed by or otherwise has had a material relationship with, our company or any of its affiliates during the three years prior to the date of the prospectus supplement.

                              PLAN OF DISTRIBUTION

     We are registering our shares to permit public secondary trading by the holders of those shares from time to time after the date of this prospectus. We have agreed to bear all expenses (other than underwriting discounts and selling commissions and fees and expenses of counsel and other advisors to holders of shares) in connection with the registration and sale of the shares covered by this prospectus; provided, however, we have not agreed to provide, or incur any expenses in connection with, accountants' "cold comfort" letters, opinions of counsel, or to enter into underwriting agreements, such as would be customary in an underwritten offering.

     We will not receive any of the proceeds from the offering of our shares by the selling shareholders. The selling shareholders may sell or distribute some or all of the our common stock from time to time through dealers or brokers or other agents or directly to one or more purchasers in transactions (which may involve crosses and block transactions) on the New York Stock Exchange, privately negotiated transactions (including sales pursuant to pledges) or in the over-the-counter market, or in a combination of such transactions. The selling shareholders may effect transactions at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Brokers, dealers or agents participating in such transactions as agent may receive compensation in the form of discounts, concessions or commissions from the selling shareholders (and, if they act as agent for the purchaser of such shares, from such purchaser). Such discounts, concessions or commissions as to a particular broker, dealer or agent might be in excess of those customary in the type of transaction involved. This prospectus may also be used, with our consent, by donees of the selling shareholders, or by other persons who are acquiring our shares and wish to offer and sell such shares under circumstances requiring its use.

     In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states our shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in which event any commissions received by such broker-dealers or agents and any profits realized by the selling shareholders on the resales of the shares purchased by them may be deemed to be underwriting commissions or discounts.

     In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144, Rule 144A or any other available exemption from registration under the Securities Act may be sold under Rule 144, Rule 144A or such other available exemption rather than pursuant to this prospectus. There is no assurance that any selling shareholder will sell any or all of the shares described herein, and any selling shareholder may transfer, devise or gift such securities by other means not described herein.

     We have advised each of the selling shareholders that in the event of a distribution of its shares, the selling shareholders and any broker, agent or dealer who participates in the distribution may be subject to applicable provisions of the Securities Exchange Act of 1934 and its rules and regulations, including Regulation M.

     Under the Registration Rights Agreement, the selling shareholders and we indemnify each other against certain liabilities arising under the Securities Act of 1933, as amended.

     We have agreed to use our best efforts to cause the Registration Statement to which this prospectus relates to become effective as promptly as is practicable and to keep the Registration Statement effective until the earlier of (i) the sale pursuant to the Registration Statement of all the shares registered thereunder, (ii) the expiration of the holding period applicable to such shares under Rule 144(k) under the Securities Act or any successor provision and (iii) the sale pursuant to Rule 144 under the Securities Act of all the shares. The Registration Rights Agreement provides that the Company may suspend the use of this Prospectus in connection with sales of shares by holders one time in any three-month period, or two times in any 12-month period, each such suspension period not to exceed 15 days without extension and in no event to exceed an aggregate of 30 days, under certain circumstances relating to pending corporate developments, certain public filings with the Securities and Exchange Commission and similar events. We will bear all expenses in connection with preparing and filing the Registration Statement and all post-effective amendments.

                                     EXPERTS

     The consolidated financial statements and schedules incorporated by reference in this p, have been audited by Arthur Andersen LLP, independent public accountants as to the extent and for the periods indicated in their report with respect thereto, and are included here in reliance on their authority as experts in giving these reports.

                                  LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon by Davis & Gilbert LLP, 1740 Broadway, New York, New York 10019. Members of Davis & Gilbert LLP participating in the legality of our shares own an aggregate of 7,600 shares of common stock of our company.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      Expenses payable in connection with the distribution of the securities being registered (estimated except for the registration fee), all of which will be borne by the registrant, are as follows:

         SEC Registration Fee .................................... $ 2,600
         Legal Fees and Expenses ................................. $ 7,500*
         Miscellaneous Expenses .................................. $ 1,000
                                                                   -------
              Total .............................................. $11,100
                                                                   =======

--------------
* Estimated

Item l5. Indemnification of Directors and Officers.

      The registrant's Certificate of Incorporation contains a provision limiting the liability of directors (except for approving statutorily prohibited dividends, share repurchases or redemptions, distributions of assets on dissolution or loans to directors) to acts or omissions in bad faith, involving intentional misconduct or a knowing violation of the law, or resulting in personal gain to which the director was not legally entitled. The registrant's By-Laws provide that an officer or director will be indemnified against any costs or liabilities, including attorney's fees and amounts paid in settlement with the consent of the registrant in connection with any claim, action or proceeding to the fullest extent permitted by the New York Business Corporation Law.

      Section 722(a) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director, made, or threatened to be made, a party to an action other than one by or in the right of the corporation, including an action by or in the right of any other corporation or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions, in addition, had no reasonable cause to believe that his conduct was unlawful.

      Section 722(c) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was an officer or director of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines in its discretion, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

      Section 723 of the New York Business Corporation Law provides that an officer or director who has been successful on the merits or otherwise in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such section. Section 724 of the New York Business Corporation Law permits a court to award the indemnification required by Section 722.

      The registrant has entered into agreements with its directors to indemnify them for liabilities or costs arising out of any alleged or actual breach of duty, neglect, errors or omissions while serving as a director. The registrant also maintains and pays premiums for directors' and officers' liability insurance policies.

Item 16. Exhibits and Financial Statement Schedules.

        Exhibit
         Number      Description of Exhibit
         ------      ----------------------
         5.1         Opinion of Davis & Gilbert LLP, filed herewith
        23.1         Consent of Arthur Andersen LLP, filed herewith
        23.2         Consent of Davis & Gilbert LLP (included in the opinion
                     filed as Exhibit No. 5.1)
        24.1         Power of Attorney (included on Signature Page)

Item 17. Undertakings.

      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         Provided however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment to this Registration Statement any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant further undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant to the provisions described under Item 15 above, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of New York, in the State of New York on April 26, 2000.

                                       Omnicom Group Inc.,
                                          as Registrant

                                       By:        /s/ JOHN D. WREN
                                           -------------------------------------
                                                      John D. Wren
                                                 Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John D. Wren and Barry J. Wagner, and each of them, his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.


          Signature and Title                                                                 Date
          -------------------                                                                 ----
          /s/ JOHN D. WREN                      Chief Executive Officer and               April 26, 2000
----------------------------------------        Director (Principal Executive
              John D. Wren                      Officer)

     /s/ RANDALL J. WEISENBURGER                Chief Financial Officer                   April 26, 2000
----------------------------------------        (Principal Financial Officer)
         Randall J. Weisenburger

      /s/ PHILIP J. ANGELASTRO                  Controller (Principal                     April 26, 2000
----------------------------------------        Accounting Officer)
          Philip J. Angelastro

        /s/ BERNARD BROCHAND                    Director                                  April 26, 2000
----------------------------------------
            Bernard Brochand

       /s/ ROBERT J. CALLANDER                  Director                                  April 26, 2000
----------------------------------------
           Robert J. Callander

         /s/ JAMES A. CANNON                    Director                                  April 26, 2000
----------------------------------------
             James A. Cannon

     /s/ LEONARD S. COLEMAN, JR.                Director                                  April 26, 2000
----------------------------------------
         Leonard S. Coleman, Jr.

         /s/ BRUCE CRAWFORD                     Director                                  April 26, 2000
----------------------------------------
             Bruce Crawford

        /s/ SUSAN S. DENISON                    Director                                  April 26, 2000
----------------------------------------
            Susan S. Denison


          Signature and Title                                                                 Date
          -------------------                                                                 ----
            /s/ PETER FOY                       Director                                  April 26, 2000
----------------------------------------
                Peter Foy

       /s/ THOMAS L. HARRISON                   Director                                  April 26, 2000
----------------------------------------
           Thomas L. Harrison

         /s/ JOHN R. MURPHY                     Director                                  April 26, 2000
----------------------------------------
             John R. Murphy

         /s/ JOHN R. PURCELL                    Director                                  April 26, 2000
----------------------------------------
             John R. Purcell

        /s/ KEITH L. REINHARD                   Director                                  April 26, 2000
----------------------------------------
            Keith L. Reinhard

        /s/ ALLEN ROSENSHINE                    Director                                  April 26, 2000
----------------------------------------
            Allen Rosenshine

         /s/ GARY L. ROUBOS                     Director                                  April 26, 2000
----------------------------------------
             Gary L. Roubos

      /s/ QUENTIN I. SMITH, JR.                 Director                                  April 26, 2000
----------------------------------------
          Quentin I. Smith, Jr.

        /s/ EGON P.S. ZEHNDER                   Director                                  April 26, 2000
----------------------------------------
            Egon P.S. Zehnder